Exhibit 1

                         Vavrinek, Trine, Day & Co., LLP
                   Certified Public Accountants & Consultants



                                  May 16, 2006



Mr. Bruce Calkins
Moller International, Inc. 1222
Research Park Drive Davis, CA 95616

We have decided to decline to stand for reelection as the company's independent accountants effective May 16, 2006. After substantial deliberation, we have reached this decision reluctantly. This letter is to confirm that the client auditor relationship between Moller International, Inc. and Vavrinek, Trine, Day & Co., LLP has ceased.

You should take steps to retain a new accounting firm as there are SEC reporting requirement deadlines for the fiscal year ended June 30, 2006.

We look forward to helping you make a smooth transition with your new accountants.

                                 Sincerely,

                                 /s/ A.J. Major
                                 --------------------
                                 A.J. Major, Partner
                                 of Vavrinek, Trine, Day & Co., LLP


CC: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission Mail Stop 9-5
    450 Fifth Street, N.W.
    Washington, D.C. 20549


 5000 Hopyard Road, Suite 335 Pleasanton, CA 94588-3351 Tel: 925.734.6600
                        Fax: 925.734.6611 www.uldcpa.com

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